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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):          March 14, 2005
                                                   -----------------------------


                           COVER-ALL TECHNOLOGIES INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                       0-13124                  13-2698053
         --------                     -----------              -------------
STATE OR OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
    OF INCORPORATION)                 FILE NUMBER)           IDENTIFICATION NO.)


                18-01 POLLITT DRIVE, FAIR LAWN, NEW JERSEY 07410
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Registrant's telephone number, including area code         (201) 794-4800
                                                   -----------------------------


                                       N/A
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 3, 2005, Cover-All Technologies Inc. (the "Company") entered into a lease agreement with Fairfield 80 Venture, LLC (the "Landlord") for approximately 20,000 square feet of office space at 55 Lane Road, Fairfield, New Jersey. The lease is expected to commence on June 1, 2005 for a lease term of 89 months. The Company has an option to renew the lease for two additional terms of five years each.

The base rent under the lease is as follows: months 1-5, $0 per month; months 6-29, $30,876.50 per month; months 30-65, $33,380.00 per month; and months
66-89, $35,883.50 per month. In addition to base rent, the Company will be responsible for certain costs and charges identified in the lease, including certain utility expenses, real estate taxes and operating costs.

The Company has a right of first offer with respect to certain contiguous space that becomes available for lease on the third floor of the building.

The Company will relocate its corporate offices and headquarters to such space upon the conclusion of its current lease, which expires on May 31, 2005.


                          [signature on following page]

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COVER-ALL TECHNOLOGIES INC.


Date:  March 14, 2005                  By:         /s/ Ann Massey
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                                           Ann Massey, Chief Financial Officer